SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) September 4, 2003
                                                          -----------------



                            HealthRenu Medical, Inc.
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             (Exact name of registrant as specified in its charter)



        Nevada                       0-21914                   84-1022287
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(State of incorporation)     (Commission File Number)   (IRS Employer ID number)




               7255 E. Quincy Avenue, Suite 550, Denver, CO 80237
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               (Address of principal executive office) (Zip code)


                                 (303) 758-5570
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              (Registrant's telephone number, including area code)

                                AGTSports, Inc.
                   ------------------------------------------
                   (Former Name if changed since last report)


                                    FORM 8-K
                                    --------
                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Item 5.    Other Events and Regulation FD Disclosure.
           -----------------------------------------

On September 4, 2003, the Registrant filed Articles of Merger of AGTSports, Inc., a Colorado corporation ("AGT Colorado") into AGTSports, Inc., a Nevada corporation ("AGT Nevada"), with AGT Nevada being the survivor. Pursuant to the terms of the Articles of Merger, shareholders of AGT Colorado automatically were converted into common stock and preferred stock of AGT Nevada at the rate of one share of AGT Nevada for each one share of AGT Colorado. AGT Colorado shareholders voted 81,797,905 shares for the Articles of Merger out of 113,847,314 shares eligible to vote, with 243,900 shares voted against the Articles of Merger. The articles of incorporation and bylaws of AGT Nevada are the existing articles of incorporation and bylaws following the merger.

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On September 15, 2003, the Registrant amended its Articles of Incorporation to reflect a name change to HealthRenu Medical, Inc., a 1:850 reverse stock split, to re-authorize Fifty Million (50,000,000) shares of common stock, and re-authorize the par value of $0.001 per share of common stock. As a result of the name change and reverse stock split, the Registrant now trades under the stock symbol HRUM.

Item 7.         Financial Statements and Exhibits.
                ---------------------------------

c. Exhibits

     2.1     Articles of Merger
     2.2     Plan of Merger
     3.1     Articles of Incorporation
     3.2     Articles of Amendment to Articles of Incorporation
     3.3     Articles of Amendment to Articles of Incorporation
     3.4     Bylaws


                                   SIGNATURES
                                   ----------

           Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on this 18th day of September 2003.


                                         By:  /s/ Randy Mullins
                                         -----------------------
                                         Randy Mullins
                                         Chief Executive Officer

Dated: September 18, 2003

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